UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

TERRA TECH CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Terra Tech Corp.

2040 Main St., Suite 225

Irvine, CA 92614

Telephone: (855) 447-6967

August 15, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Terra Tech Corp. (the "Company"), which will be held on September 25, 2018 at 8:30 a.m., Pacific Daylight Time, at 2040 Main Street, 1st Floor, Irvine, CA 92614.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

The Company has enclosed a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with this Notice of Annual Meeting of Stockholders and Proxy Statement. If you would like another copy of the 2017 Annual Report, please call 1-619-664-4780 or visit the Company's website at www.terratechcorp.com.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet, or sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your votes, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

Sincerely,

/s/ Derek Peterson

Derek Peterson

Chief Executive Officer

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TERRA TECH CORP.

2040 Main St., Suite 225

Irvine, CA 92614

______________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 25, 2018

______________________________________________

The Annual Meeting of Stockholders of Terra Tech Corp., a Nevada corporation, will be held on September 25, 2018 at 8:30 a.m., Pacific Daylight Time, at 2040 Main Street, 1st Floor, Irvine, CA 92614, for the following purposes:

1.	To elect four directors;

2.	To ratify the appointment of Marcum LLP (“Marcum”), as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 2, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Michael A. Nahass

Michael A. Nahass

Secretary

August 15, 2018

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote in person if they so desire. In addition, registered stockholders can cast their vote electronically at http://www.westcoaststocktransfer.com/proxy-trtc/.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 25, 2018: This Proxy Statement, proxy card, and the Company's Annual Report on Form 10-K are also available, free of charge, at http://www.westcoaststocktransfer.com/proxy-trtc/.

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TERRA TECH CORP.

2040 Main St., Suite 225

Irvine, CA 92614

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (collectively, the "Board"; and, individually, each a "Director") of Terra Tech Corp., a Nevada corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on September 25, 2018 (the "Annual Meeting"). This Proxy Statement and the related proxy card and Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are being mailed or made available via the Internet to stockholders commencing on or about August 15, 2018.

PROXIES AND VOTING

Stockholders Entitled to Vote

Stockholders of record of the Company at the close of business on August 2, 2018 (the "Record Date") will be entitled to vote at the Annual Meeting. On that date, 72,189,614 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") were outstanding and entitled to vote. Also, on that date eight shares of Series A preferred stock, par value $0.001 per share (the "Preferred Stock"), of the Company were outstanding and entitled to vote.

Number of Votes

Common Stock: For vote tabulation purposes at the Annual Meeting, each share of Common Stock is entitled to one vote at the Annual Meeting. Collectively, the holders of Common Stock are entitled to 72,189,614 votes at the Annual Meeting.

Series A Preferred Stock: For vote tabulation purposes at the Annual Meeting, each share of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which a share of Series A Preferred Stock is convertible. Accordingly, each share of Series A Preferred Stock is entitled to one vote at the Annual Meeting. Collectively, the holders of Series A Preferred Stock are entitled to eight votes at the Annual Meeting.

Proxy

If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. If your shares are registered directly in your name with the Company's transfer agent, West Coast Stock Transfer Inc., you are considered the stockholder of record with respect to those shares and you may cast your vote in person at the meeting or by any one of the following ways:

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By Telephone: You may call the toll-free number indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

Over the Internet: You may visit the website indicated on your proxy card. Follow the simple instructions and use the personalized control number specified on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned a proxy card.

By Mail: You may mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope provided.

If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the "beneficial owner" of shares held in "street name." The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.

Proxy Revocation

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy card relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's Secretary at the Company's principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, in either case before the taking of the vote at the Annual Meeting.

Quorum

The holders of five percent (5%) or more of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. Shares that abstain from voting on any proposal and "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters). For proposals that require a majority of votes outstanding to pass, these shares will be treated as voted "against" such proposal.

Required Votes

The nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason, have no impact in the election of Directors. Stockholders have no right to cumulative voting as to any matter, including the election of Directors.

Regarding the proposal to ratify the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2018, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered as shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will consider the election of four Directors for terms ending at the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. The following pages contain information about the Company's Directors, including the nominees for re-election.

The current terms of office for Derek Peterson, Michael A. Nahass, Steven J. Ross, and Alan Gladstone will expire on the day of the Annual Meeting (as soon as they or their successors are elected). The Board, upon the recommendation of the Governance and Nominating Committee, has nominated each of these incumbents for re-election at the Annual Meeting to hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified.

If any nominee becomes unavailable for any reason before the election, which event is not anticipated, the proxies will be voted for the election of such other person as a Director as the Board may recommend.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES FOR DIRECTORS

Following is information about the four Directors nominated for re-election at this Annual Meeting:

Name	Director or Officer Since	Age	Positions

Derek Peterson	2012	45	Chief Executive Officer and Chairman of the Board

Michael A. Nahass	2012	52	President, Chief Operating Officer, Secretary, Treasurer, and Director

Steven J. Ross	2012	60	Director

Alan Gladstone	2017	70	Director

Derek Peterson - Mr. Peterson has served as our President and Chief Executive Officer, and Chairman of the Board, since February 9, 2012. Mr. Peterson served as President until November 6, 2017. Mr. Peterson began his career in finance with Crowell, Weedon & Co. (now, D.A. Davidson & Co.), the then-largest independent broker-dealer on the West Coast. In his 6 years there, Mr. Peterson became a partner and Branch supervisor, where he was responsible for sales of over $10 million. Mr. Peterson was offered an opportunity to build a southern Orange County presence for Wachovia Securities, where he became the first Vice President and Branch Manager for its Mission Viejo location. He was instrumental in growing that office from the ground up into the $15 million office it is today. After his term at Wachovia Securities (now, Wells Fargo Advisors), Mr. Peterson accepted an opportunity for a Senior Vice President position with Morgan Stanley Smith Barney, where he and his team oversaw combined assets of close to $100 million. In addition, he has also been involved in several public and private equity financings, where he has personally funded several projects from angel to mezzanine levels. Mr. Peterson is a CFP® Professional and holds his Series 7 (General Securities Representative), Series 9 and 10 (General Securities Sales Supervisor), Series 3 (National Commodity Futures), Series 65 (Investment Advisor Representative), and California Insurance License. Mr. Peterson holds a Bachelors degree in Business Management from Pepperdine University. Mr. Peterson also owned a 12% interest in Black Oak Gallery until we acquired Black Oak Gallery on April 1, 2016. As a co-owner of Black Oak Gallery, Mr. Peterson worked with governmental agencies and tax authorities in Oakland, including working with the city to establish medical cannabis ordinances, competed for a permit to operate, and responded to a city request for proposal. Mr. Peterson’s experiences gained through these matters assist us in operating the medical marijuana and adult use cultivation, production and dispensary businesses of MediFarm, MediFarm I, and MediFarm II, as well as IVXX’s launch of its line of cannabis flowers, cigarettes, and pure concentrates. Mr. Peterson’s background in investment banking led to our conclusion that he should serve as a director in light of our business and structure.

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Michael Nahass - Mr. Nahass has served as a Director since January 26, 2012, and as our Secretary and Treasurer since July 20, 2015, and as our President and Chief Operating Officer since November 6, 2017. Previously, Mr. Nahass served as our President, Secretary and Treasurer from January 26, 2012 until February 9, 2012. Since August 2011, Mr. Nahass has served as Managing Director of Arque Capital, Ltd., of Irvine, California. From September 2009 until August 2011, Mr. Nahass was a Partner, and served as Managing Director/Chief Operating Office of NMS Capital Asset Management, Inc. (“NMS Capital”). Additionally, while at NMS Capital, Mr. Nahass served as Chief Portfolio Manager of the NMS Platinum Funds, LLC. From February 1995 until April 2007, Mr. Nahass was employed in various positions at Morgan Stanley Smith Barney, where his last position was Senior Vice President and Complex Manager, where he directly managed over 200 financial advisors with approximately $20 billion in assets under management. With over 20 years of financial services experience, Mr. Nahass has been and is responsible for private client services, business development, regulatory compliance and strategic development. Mr. Nahass holds a B.S. in Business Administration (1988) from Fairleigh Dickenson University. In addition, he also holds NASD Series 3 (National Commodity Futures), Series 7 (General Securities Representative), Series 8 (Supervisory), Series 31 (Managed Futures), and Series 65 (Investment Advisor Representative) licenses. Mr. Nahass’ background in investment banking led to our conclusion that he should serve as director in light of our business and structure.

Steven J. Ross - Mr. Ross has served as a Director since July 23, 2012, and has over 30 years of senior management experience, ranging from high growth private companies to multi-billion dollar divisions of public enterprises. His experience also includes service on numerous public and private Boards. He is known as a problem solver who has demonstrated leadership and consistent results in challenging business situations across multiple industries. Mr. Ross has been CEO of Ecolane since June, 2013. Ecolane is a Helsinki, Finland-based software company, providing disruptive, specialized software and support services for transportation scheduling, dispatching and tracking. US operations are headquartered in Wayne, PA, where the company supports statewide contracts in PA, NE, NC and OH and numerous state and local transportation agencies throughout the country. Ecolane was acquired by National Express PLC, a British publicly-traded leading international transportation company in June 2016, generating greater than 500% returns for Ecolane’s investors.

Prior to leading Ecolane, Mr. Ross was a Managing Director at MTN Capital Partners, a New York-based Private Equity firm, and Managing Partner of Belcourt Associates. Previously, Mr. Ross was CEO of National Investment Managers from 2006 until its sale to a Private Equity firm in 2011. Under Mr. Ross’ leadership, the company became the largest independent retirement services company in the country with over $11 billion in assets under administration and operations in 17 cities in the United States. Between 2001 and 2006, Mr. Ross served as Chairman and CEO of DynTek. During his tenure, he successfully transitioned the company from a $5 million software development company into a leading provider of information technology services with annual revenues of over $100 million. From 1998 to 2001, Mr. Ross was Vice President and General Manager of the Computer Systems Division of Toshiba America with overall responsibility for Toshiba’s $3 billion computer business in the US and South America. Prior to joining Toshiba, from 1996 to 1998, Mr. Ross served as President & General Manager - Computer Reseller Division and President of Corporate Marketing at Inacom, a $7 billion Fortune 500 provider of computer products and services. Prior to his employment at Inacom, Mr. Ross served as Senior Vice President, Sales & Business Development, for Intelligent Electronics. Mr. Ross has also held senior management positions at Dell Computer Corporation and PTXI/Bull HN Information Systems. Mr. Ross has served as Vice-Chairman of the Board of the Computing Technology Industry Association (COMPTIA) and on the board of the US Internet Industry Association (USIIA). He also served on the Board of the national Cristina Foundation, and as a member of the Harvard Club of Orange County and the Harvard Business School Association of Orange County.

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He is an active alumnus of Harvard University and a graduate of the Advanced Management Program at Harvard Business School. Steve has appeared as an industry and corporate spokesperson in numerous business and trade publications and events and was named #14 in Smart Reseller’s annual listing of top 50 computer industry executives.

Alan Gladstone - Mr. Gladstone has served as a Director since November 15, 2017. Mr. Gladstone was the Founder and served as the President, Chief Executive Officer, and Chairman of the Board of Anna's Linens, Inc., a specialty retailer of home textiles and home decoration items, from 1987 - 2014. During his tenure at Anna's Linens, he grew the business to 305 stores in 23 states with over $200 million in annual revenues. He managed a team of 12 executives and over 3,500 employees and oversaw the company's M&A strategy. Anna's Linens was ranked the 13th largest seller of home textiles nationally in 2013 on June 14, 2015, Anna's Linens filed a petition in the United States Bankruptcy Court for the Central District of California seeking relief under Chapter 11 of the United States Bankruptcy Code. Prior to his time at Anna's Linens, he was a self-employed retail business consultant, where he counted Vons grocery stores, T.G. &Y., and Cook United, Inc., in his client base. He was also President of Home Front, a division of United States Shoe Corporation, from 1983 to 1986, where he led a team of 800 employees. In this role, he led the profitable growth of the business from 21 stores to 105 stores and grew annual sales from $40 million to $400 million. Mr. Gladstone has a BS in Economics from the University of California, Irvine. Mr. Gladstone’s entrepreneurial experience and success in retail led to our conclusion that he should serve as a Director and Chairman of the Compensation Committee in light of our business and structure.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

The Board reviews the independence of each Director at least annually. During these reviews, the Board will consider transactions and relationships between each Director (and his immediate family and affiliates) and the Company and our management to determine whether any such transactions or relationships are inconsistent with a determination that the Director was independent. The Board determined that Messrs. Ross and Gladstone are independent Directors. The determination of independence of directors has been made using the definition of "independent director" contained in Section 5605 of The NASDAQ Stock Market Rules.

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Board Meetings

Our Board held three (3) formal meetings during the year ended December 31, 2017, at which time each then-serving Director was present. All other proceedings of our Board were conducted by resolutions consented to in writing by all of the Directors and filed with the minutes of the proceedings of the Board.

Attendance at Annual Meeting

Although the Company does not have a policy with respect to attendance by members of the Board at its annual meeting of stockholders, Directors are encouraged to attend.

Committees

Audit Committee. On November 4, 2015, the Board established an audit committee (the "Audit Committee") and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. Mr. Ross was appointed to serve on the Audit Committee during 2016 and was designated as Chairman. Mr. Gladstone was appointed to serve on the Audit Committee during 2017. Kenneth Krueger served as a member of the Audit Committee from 2016 until his resignation from our Board in 2017. The Board has determined that Mr. Ross qualifies as an “audit committee financial expert” as defined under applicable SEC rules, and each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market, LLC (“NASDAQ”) and the Securities and Exchange Commission (the "SEC"). The Audit Committee met thirteen (13) times during 2017. Each member of the Audit Committee attended each meeting during his tenure as a Director. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions. The Audit Committee Charter can be found online at http://ir.terratechcorp.com/goverance-docs.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with our management and MGO. The Audit Committee has also discussed with MGO the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from MGO required by applicable requirements of the PCAOB regarding MGO’s communications with the Audit Committee concerning independence, and has discussed with MGO its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

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Compensation Committee. On November 4, 2015, the Board established the Compensation Committee and approved and adopted a charter (the "Compensation Committee Charter"). Mr. Ross was appointed to serve on the Compensation Committee during 2016 and was designated as Chairman until Mr. Gladstone was appointed to the Compensation Committee in 2017 and, thereupon, became its Chairman. Kenneth Krueger served as a member of the Compensation Committee from 2016 until his resignation from our Board in 2017. Each member of the Compensation Committee meets the independence requirements of NASDAQ and the SEC, is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee held one (1) meeting during 2017. Each member of the Compensation Committee attended each meeting during his tenure as a Director. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of our executives, prepare an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern our compensation programs. The Compensation Committee Charter may be found online at http://ir.terratechcorp.com/governance-docs.

Nominating and Corporate Governance Committee. On November 4, 2015, the Board established the Nominating Committee and approved and adopted a charter (the "Nominating Committee Charter"). Mr. Ross was appointed to serve on the Nominating Committee during 2016 and was designated as Chairman. Mr. Gladstone was appointed to serve on the Nominating Committee during 2017. Kenneth Krueger served as a member of the Nominating Committee from 2016 until his resignation from our Board in 2017. Each member of the Nominating Committee meets the independence requirements of NASDAQ and the SEC. The Nominating Committee held one (1) meeting during 2017. Each member of the Nominating Committee attended each meeting during his tenure as a Director. In addition to the enumerated responsibilities of the Nominating Committee in the Nominating Committee Charter, the primary function of the Nominating Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to us and our stockholders, and any other related matters required by federal securities laws. The Nominating Committee also considers candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate’s name, biographical data and qualifications. The charter of the Nominating and Corporate Governance Committee may be found may be found online at http://ir.terratechcorp.com/governance-docs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled Compensation Discussion and Analysis be included in the Proxy Statement.

Mr. Ross, Mr. Gladstone, and, until his resignation from the Board, Mr. Krueger, were members of the Compensation Committee during 2017.

Compensation Committee Interlocks and Insider Participation

Messrs. Ross and Gladstone were members of the Compensation Committee during 2017. None of the members of the Compensation Committee is or has been an executive officer of the Company. Relationships requiring disclosure under Item 404 of SEC Regulation S-K between the Company and Mr. Ross and Mr. Gladstone and disclosed below under Certain Relationships and Related Transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2017.

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Board Leadership Structure

The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Mr. Peterson currently serves as our Chief Executive Officer and Chairman of the Board. The Board has considered its leadership structure and believes at this time that the Company and its stockholders are best served by having Mr. Peterson serve in these positions. The Board expects to review its leadership structure periodically to ensure that it continues to meet our needs.

The Board's Role in Risk Oversight

The Board oversees the risk management of the Company. The full Board, as supplemented by the appropriate Board committee in the case of risks that are overseen by a particular committee, reviews information provided by management in order for the Board to oversee risk identification, risk management, and risk mitigation strategies. Our Board committees assist the full Board's oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, our Compensation Committee oversees risks related to our executive compensation plans and arrangements; our Audit Committee oversees the financial reporting and control risks; and our Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board and potential conflicts of interest. Each committee reports on these discussions of the applicable relevant risks to the full Board during the committee reports portion of the Board meeting, as appropriate. The full Board incorporates the insight provided by these reports into its overall risk management analysis.

Code of Ethics

On November 4, 2015, our Board approved and adopted a Code of Ethics (the "Code of Ethics") that applies to all of our Directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics addresses such individuals' conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. The Code of Ethics is available on our website at http://ir.terratechcorp.com/governance-docs.

Communication with the Board of Directors

Security holders may send communications to Board by writing to Terra Tech Corp., 2040 Main Street, Suite 225, Irvine, California 92614, Attention: Board of Directors, or to any specified Director. Any correspondence received at the foregoing address to the attention of one or more Directors is promptly forwarded to such Director or Directors.

Certain Relationships and Related Transactions

Except as described below, during the past two fiscal years, there have been no transactions, whether directly or indirectly, between the Company and any of its respective officers, directors, beneficial owners of more than 5% of its outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years. The Board has adopted a written policy for approval of those transactions between the Company and those individuals. The policy provides that the independent Directors review transactions subject to the policy and determine whether or not to approve or ratify those transactions. In reviewing transactions subject to the policy, the independent Directors consider, among other factors, the related person’s interest in the transaction, the dollar value of the amount involved in the transaction, the dollar value of the amount of the related person’s interest in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the transaction is proposed to be entered into on terms no less favorable than terms that could have been reached with an unrelated third-party, and the purpose of, and the potential benefits of, the transaction.

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During the three months ended March 31, 2016, the Company’s subsidiary, IVXX, purchased raw materials totaling $16,076 from Black Oak Gallery (“Black Oak”), an entity in which the Company’s Chief Executive Officer then held a 12% ownership interest. On April 1, 2016, the Company acquired Black Oak and it became a wholly-owned subsidiary of the Company. There was no accounts receivable balance from Black Oak as of March 31, 2016. During the year ended December 31, 2017, all transactions between IVXX and Black Oak were eliminated in consolidation.

Prior to the acquisition of Black Oak, IVXX had historically not been charged any rent for use of the space where its extraction lab is located.

The Company leases the land in Belvidere, New Jersey, on which the Company’s subsidiary, Edible Garden Corp.’s (“Edible Garden”) greenhouse structure is situated. The land is being leased from Whitetown Realty, LLC, an entity in which David Vande Vrede and Greda Vande Vrede own interests. David Vande Vrede and Greda Vande Vrede are the parents of one of the Company’s former directors, Kenneth Vande Vrede. The lease commenced on January 1, 2015 and expires December 31, 2029. The current monthly lease amount is $14,640 and increases 1.5% each calendar year.

Pursuant to an Independent Director Agreement dated June 9, 2016 by and between the Company and Steven J. Ross, the Company agreed to pay Mr. Ross $8,333 per month for a period of one year. The Company also issued to Mr. Ross an aggregate of 48,048 restricted shares of Common Stock, all of which shares vested on the date of appointment.

Pursuant to an Independent Director Agreement dated June 1, 2017 by and between the Company and Steven J. Ross, the Company agreed to pay Mr. Ross $10,000 per month for a period of one year. The Company also issued to Mr. Ross an aggregate of 72,727 restricted shares of Common Stock, all of which shares vested on the date of appointment.

Pursuant to an Independent Director Agreement dated November 15, 2017 by and between the Company and Alan Gladstone, the Company agreed to pay Mr. Gladstone $6,250 per month for a period of one year. The Company also granted to Mr. Gladstone an option to acquire an aggregate of 29,167 shares of the Company’s common stock, which option was fully vested on the date of appointment.

On May 7, 2013, Edible Garden entered into a letter agreement with Gro-Rite related to Edible Garden’s right to purchase and distribute a majority of Gro-Rite’s plant products. During the year ended December 31, 2017, the agreement was still in effect. Gro-Rite is affiliated with one of the Company’s former directors, Kenneth Vande Vrede. Edible Garden receives a valuable strategic partnership through this letter agreement.

On May 7, 2013, Edible Garden entered into a letter agreement with NB Plants related to Edible Garden’s right to purchase and distribute a majority of NB Plants' plant products. NB Plants is affiliated with three of the Company’s former directors, Kenneth Vande Vrede, Michael Vande Vrede, and Steven Vande Vrede, and another member of their family. Edible Garden received a valuable strategic partnership through this letter agreement. This agreement was terminated as of December 31, 2016.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information relating to compensation for the Company's Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (5)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation (6)	Total

Derek Peterson (1)	2017	$200,000	$-	$61,001	$91,166	$-	$-	$8,610	$360,777
Chief Executive Officer and	2016	$78,000	$100,000	$-	$31,252	$-	$-	$6,000	$215,252
Chairman of the Board	2015	$78,000	$-	$46,750	$-	$-	$-	$6,000	$130,750

Michael Nahass (2)	2017	$200,000	$-	$45,824	$85,483	$-	$-	$8,610	$339,917
President, Chief Operating	2016	$150,000	$115,000	$-	$25,570	$-	$-	$6,000	$296,570
Officer, Secretary, Treasurer, and Director	2015	$126,250	$-	$38,250	$-	$-	$-	$6,000	$170,500

Kenneth Vande Vrede (3)	2017	$200,000	$-	$45,824	$84,063	$-	$-	$6,000	$335,887
Chief Agricultural Officer	2016	$140,000	$100,000	$-	$24,149	$-	$-	$6,000	$270,149
and Director	2015	$124,167	$-	$36,125	$-	$-	$-	$6,000	$166,292

Michael James (4)	2017	$200,000	$-	$1,081,230	$85,483	$-	$-	$6,000	$1,372,713
Chief Financial Officer	2016	$150,000	$110,000	$715,038	$25,570	$-	$-	$6,000	$1,006,608
	2015	$126,250	$-	$404,380	$-	$-	$-	$6,000	$536,630

____________

(1)	Appointed President, Chief Executive Officer, and Chairman of the Board on February 9, 2012. Served as President until November 6, 2017.
(2)

Appointed director on January 26, 2012. Appointed Secretary and Treasurer on July 20, 2015. Served as President, Secretary, and Treasurer from January 26, 2012 until February 9, 2012. Appointed President and Chief Operating Officer on November 6, 2017.

(3)

Appointed Chief Operating Officer and director on February 25, 2013. Served as Chief Operating Officer until November 6, 2017 and was appointed Chief Agricultural Officer on November 6, 2017. On April 13, 2018 Mr. Van Vrede was terminated as the Chief Agricultural Officer and on April 20, 2018 resigned as a member of the Board of Directors.

(4)	Appointed Chief Financial Officer on February 9, 2012.
(5)

For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal 2017, 2016 and 2015 computed in accordance with FASB ASC Topic 718, “Stock Compensation”. The fair value is calculated based on the closing price of the Common Stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each Named Executive Officer is set forth below.

(6)	The amounts disclosed represent a car allowance of $500 per month for each officer and health club memberships in the amount of $2,610 for each of Mr. Peterson and Mr. Nahass.

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Narrative Disclosure to Summary Compensation Table

Overview

The following is a narrative discussion of the information that the Company believes is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to fiscal years 2017, 2016 and 2015.

The Company did not have a stock option plan or an incentive plan that provides compensation intending to serve as an incentive for performance during 2015. On January 12, 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”). The Company’s stockholders approved the Plan at the Company’s Annual Meeting of Stockholders held on September 26, 2016. Pursuant to the terms of the Plan, the maximum number of shares of Common Stock available for the grant of awards under the Plan cannot exceed 2,000,000 (adjusted based on 1 for 15 reverse stock split on March 13, 2018).

No options were exercised or forfeited during the year ended December 31, 2017.

Derek Peterson

Mr. Peterson earned total cash compensation for his services to us in fiscal 2017, 2016 and 2015 in the amounts of $200,000, $78,000 and $78,000, respectively, which represent his annual base salary for fiscal 2017, 2016 and 2015, and bonuses in the amounts of $0, $100,000 and $0 for fiscal 2017, 2016 and 2015, respectively. The base salary paid to Mr. Peterson for fiscal 2017, 2016 and 2015 constituted approximately 55.44%, 36.24% and 59.66%, respectively, of the total compensation paid to Mr. Peterson as set forth in the “Total” column in the Summary Compensation Table.

On May 24, 2017, we granted Mr. Peterson a ten-year option to acquire 100,000 shares of Common Stock at $2.54 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was one-quarter (1/4) vested. On January 8, 2016, we granted Mr. Peterson a ten-year option to acquire 73,333 shares of Common Stock at $1.35 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was two-thirds (2/3) vested.

On June 30, 2017, we issued to Mr. Peterson 21,666 shares of Common Stock. The price per share was $2.82, as reported on the OTC Market Group, Inc.’s OTCQX tier on June 30, 2017. On July 21, 2015, we issued to Mr. Peterson 36,667 shares of Common Stock. The price per share was $1.28, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015. On July 9, 2014, we issued to Mr. Peterson 39,216 shares of Common Stock. The price per share was $7.95, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014.

Mr. Peterson also received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal 2017, 2016 and 2015. In 2017, Mr. Peterson also received $2,610 for health club memberships for his wife and him.

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Michael Nahass

Mr. Nahass earned total cash compensation for his services to us in fiscal 2017, 2016 and 2015 in the amounts of $200,000, $150,000 and $126,250, respectively, which represent his annual base salary for fiscal 2017, 2016 and 2015, and bonuses in the amounts of $0, $115,000 and $0 for fiscal 2017, 2016 and 2015, respectively. The salary paid to Mr. Nahass for fiscal 2017, 2016 and 2015 constituted approximately 58.84%, 50.58% and 74.05%, respectively, of the total compensation paid to Mr. Nahass as set forth in the “Total” column in the Summary Compensation Table.

On May 24, 2017, we granted Mr. Nahass a ten-year option to acquire 100,000 shares of Common Stock at $2.54 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was one-quarter (1/4) vested. On January 8, 2016, we granted Mr. Nahass a ten-year option to acquire 60,000 shares of Common Stock at $1.35 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was two-thirds (2/3) vested.

On June 30, 2017, we issued to Mr. Nahass 16,276 shares of Common Stock. The price per share was $2.82, as reported on the OTC Market Group, Inc.’s OTCQX tier on June 30, 2017. On July 21, 2015, we issued to Mr. Nahass 30,000 shares of Common Stock. The price per share was $1.28, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015. On July 9, 2014, we issued to Mr. Nahass 32,680 shares of Common Stock. The price per share was $7.95, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014. On December 23, 2014, we issued to Mr. Nahass 36,667 shares of Series B Preferred Stock, which were convertible into 197,425 shares of Common Stock. We valued the issuance of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on December 23, 2014, which was $4.04 per share of Common Stock.

Mr. Nahass also received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal 2017, 2016 and 2015. In 2017, Mr. Nahass also received $2,610 for health club memberships for his wife and him.

Kenneth Vande Vrede

Mr. Vande Vrede earned total cash compensation for his services to us in fiscal 2017, 2016 and 2015 in the amounts of $200,000, $140,000 and $124,167, respectively, which represent his annual base salary for fiscal 2017, 2016 and 2015, and bonuses in the amounts of $0, $100,000 and $0 for fiscal 2017, 2016 and 2015, respectively. The base salary paid to Mr. Vande Vrede for fiscal 2017, 2016 and 2015 constituted approximately 59.54%, 51.82% and 74.67%, respectively, of the total compensation paid to Mr. Vande Vrede as set forth in the “Total” column in the Summary Compensation Table.

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On May 24, 2017, we granted Mr. Vande Vrede a ten-year option to acquire 100,000 shares of Common Stock at $2.54 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was one-quarter (1/4) vested. On January 8, 2016, we granted Mr. Vande Vrede a ten-year option to acquire 56,667 shares of Common Stock at $1.35 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was two-thirds (2/3) vested.

On June 30, 2017, we issued to Mr. Vande Vrede 16,276 shares of Common Stock. The price per share was $2.82, as reported on the OTC Market Group, Inc.’s OTCQX tier on June 30, 2017. On July 21, 2015, we issued to Mr. Vande Vrede 28,333 shares of Common Stock. The price per share was $1.28, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015. On July 9, 2014, we issued to Mr. Vande Vrede 29,630 shares of Common Stock. The price per share was $7.95, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014.

Mr. Vande Vrede received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal 2017, 2016 and 2015.

Michael James

Mr. James earned total cash compensation for his services to us in fiscal 2017, 2016 and 2015 in the amounts of $200,000, $150,000 and $126,250, respectively, which represent his annual base salary for fiscal 2017, 2016 and 2015, and bonuses in the amounts of $0, $110,000 and $0 for fiscal 2017, 2016 and 2015, respectively. The base salary paid to Mr. James for fiscal 2017, 2016 and 2015 constituted approximately 14.57%, 14.90% and 23.53%, respectively, of the total compensation paid to Mr. James as set forth in the “Total” column in the Summary Compensation Table.

On May 24, 2017, we granted Mr. James a ten-year option to acquire 100,000 shares of Common Stock at $2.54 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was one-quarter (1/4) vested. On January 8, 2016, we granted Mr. James a ten-year option to acquire 60,000 shares of Common Stock at $1.35 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was two-thirds (2/3) vested.

On January 6, 2017, we also issued to Mr. James 40,000 shares of Series B Preferred Stock which were convertible into 215,373 shares of Common Stock. We valued the issuance of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQX tier on January 6, 2017, which was $4.81 per share of Common Stock. On June 30, 2017, we issued to Mr. James 16,276 shares of Common Stock. The price per share was $2.82, as reported on the OTC Market Group, Inc.’s OTCQX tier on June 30, 2017. On September 23, 2016, we also issued to Mr. James 10,077 shares of Series B Preferred Stock and nine shares of Series Z Preferred Stock, which, directly or indirectly, were convertible into 143,582 shares of Common Stock. We valued the issuances of Series B Preferred Stock and Series Z Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQX tier on September 23, 2016, which was $4.98 per share of Common Stock. On July 21, 2015, we issued to Mr. James 30,000 shares of Common Stock. The price per share was $1.28, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015. On July 21, 2015, we also issued to Mr. James 53,333 shares of Series B Preferred Stock, which were convertible into 287,164 shares of Common Stock. We valued the issuance of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on July 21, 2015, which was $1.28 per share of Common Stock. On July 9, 2014, we issued to Mr. James 32,680 shares of Common Stock. The price per share was $7.95, as reported on the OTC Market Group, Inc.’s OTCQB tier on July 9, 2014. On December 23, 2014, we issued to Mr. James 13,333 shares of Series B Preferred Stock, which is convertible into 71,791 shares of Common Stock. We valued the issuance of Series B Preferred Stock using the market price of our Common Stock as reported on the OTC Market Group, Inc.’s OTCQB tier on December 23, 2014, which was $4.04 per share of Common Stock.

Mr. James also received $6,000, as set forth in the “All Other Compensation” column, which represents a car allowance of $500 per month, during fiscal 2017, 2016 and 2015.

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Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation policy is designed to attract and retain qualified key executive officers critical to our achievement of reaching and maintaining profitability and positive cash flow, and subsequently our growth and long-term success. To attract, retain, and motivate the executive officers required to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee reviews and approves the compensation arrangements for our executive officers, administers our equity compensation plan, and reviews the Board’s compensation. The Compensation Committee’s authority may not be delegated to our management or others. The Company does not use a compensation consultant to determine or recommend the amount or form of executive and director compensation.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

It is the objective of the Compensation Committee to have a portion of each executive officer’s compensation contingent upon our performance, as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise and (ii) bonus and long-term equity incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time. Based on the foregoing objectives, the Compensation Committee has structured compensation of our executive officers to achieve the business goals set by us and reward the executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers. In its evaluation, the Compensation Committee reviews data on prevailing compensation practices of comparable companies in our peer group with whom we compete for executive talent, and evaluates such information in connection with corporate goals and compensation practices.

17

Setting Executive Compensation

In making compensation decisions, the Compensation Committee relies on the following:

•	the annual reviews made by the Chief Executive Officer with respect to the performance of each of our other executive officers;

•	the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer;

•	compensation paid to executive officers of companies in our peer group; and

•	our annual performance with respect to our short-term and long-term strategic plan.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining our executive compensation plan. The Compensation Committee also considers the results of the most recent shareholder advisory vote on executive compensation.

Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual bonus awards, and long-term equity incentive awards for our executive officers.

2017 Executive Compensation Components.

For the year ended December 31, 2017, the principal components of compensation for executive officers were: (i) base salary and (ii) bonus and long-term equity incentive awards.

Base Salaries. Base salaries are determined for each executive officer based on his individual qualifications and relevant experience, the strategic goals which he was responsible for, the compensation levels at companies in our peer group, and other incentives necessary to attract and retain qualified management. Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to base salaries are based on the annual reviews conducted by the Chief Executive Officer, for all executive officers other than him, the annual review conducted by the Compensation Committee with respect to the Chief Executive Officer, and the Compensation Committee’s assessment of each individual executive’s performance.

Bonuses and Long-Term Equity Incentive Awards. We provide executive officers and other key employees with incentive compensation to incentivize and reward them for high performance and achievement of certain Company goals. The bonus program is designed to reward our executive officers for achieving certain financial objections tied to growth and profitability set each year by the Compensation Committee. The long-term equity incentive awards are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

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Cash bonuses are periodically award to our employees and to members of our management team. Such bonuses are discretionary in nature, and are based primarily on subjective criteria, such as overall company performance, both financial and operational, successful completion or implementation of process improvement goals, and individual performance merit. On occasion, we have paid small, sign-on bonuses to new employees as part of the hiring process. The dollar value of cash bonuses, other than sign-on bonuses, is determined by our Chief Executive Officer and submitted to the Compensation Committee for discussion and consideration.

The Compensation Committee has the latitude to award our executive officers, or other key employees, stock options. Stock options are awarded under the 2016 Equity Incentive Plan. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. Options are awarded at the closing price of the Company’s stock on the date of the grant.

For the year ended December 31, 2017, the Compensation Committee granted stock options to the executive officers as disclosed in the Narrative Discussion of Summary Compensation section above.

Retirement Benefits. We do not currently offer any retirement benefits.

Executive Compensation and Risk. Although a substantial portion of the compensation paid to our executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our executive officers because these programs are designed to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the Company. We achieve this balance through a combination of elements in our overall compensation plans, including: elements that reward different aspects of short-term and long-term performance; incentive compensation that rewards performance on a variety of different measures; and cash awards and stock option awards, all to encourage alignment with the interests of stockholders.

Employment Agreements and Change of Control Agreements

As of the date hereof, the Company has not entered into any employment agreements with any of its Named Executive Officers.

Equity Awards

On January 12, 2016, the Company adopted the 2016 Equity Incentive Plan (the “Plan”), and the Company’s stockholders approved the Plan at the annual meeting of stockholders that was held on September 26, 2016. Pursuant to the terms of the Plan, the maximum number of shares of Common Stock available for the grant of awards under the Plan shall not exceed 2,000,000 (adjusted based on 1 for 15 reverse stock split on March 13, 2018). During the years ended December 31, 2017 and 2016, the Company granted ten-year options to directors, officers, and employees, pursuant to which such individuals are entitled to exercise options to purchase an aggregate of up to 0.73 million and 0.45 million shares of Common Stock, respectively. The options have exercise prices of $1.35 - $5.10 per share, and generally vest quarterly over a three-year period. The Company had no outstanding equity awards as of the fiscal year ended December 31, 2015.

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Grants of Plan-Based Awards

The following table shows information regarding the incentive awards granted to the named executive officers for 2017.

				Grant Date
		Number of	Exercise Price of	Fair Value of
Executive	Grant Date	Option Awards	Option Award	Option Award
Derek Peterson	May 24, 2017	100,000	$2.535	$15,977

Michael Nahass	May 24, 2017	100,000	$2.535	$15,977

Michael James	May 24, 2017	100,000	$2.535	$15,977

Kenneth Vande Vrede (1)	May 24, 2017	100,000	$2.535	$15,977

(1)	On April 13, 2018 Mr. Vande Vrede was terminated as the Chief Agricultural Officer and on April 20, 2018 resigned as a member of the Board of Directors.

The above options were granted under the Company’s 2016 Equity Incentive Plan at the market price on the date of the grant. The options are for ten years and vest equally over twelve quarters.

Outstanding Equity Awards at Fiscal Year-End 2017

During the years ended December 31, 2017 and 2016 we granted certain Directors, Officers and Employees ten-year options to acquire 731,065 and 446,667 shares of the Common Stock at exercise prices ranging from $1.35 to $5.10 per share. The options are in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the options are one hundred percent (100%) vested. We had no outstanding equity awards as of the fiscal year ended December 31, 2015.

	OPTION AWARDS
Name	Number of securities underlying unexercised options Number Exercisable	Number of securities underlying unexercised options Number Unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options number	Option Exercise Price	Option Expiration Date

Derek Peterson	48,889	24,444	24,444	$1.350	January 7, 2026
	25,000	75,000	75,000	$2.535	May 24, 2027

Michael Nahass	40,000	20,000	20,000	$1.350	January 7, 2026
	25,000	75,000	75,000	$2.535	May 24, 2027

Michael James	40,000	20,000	20,000	$1.350	January 7, 2026
	25,000	75,000	75,000	$2.535	May 24, 2027

Ken Vande Vrede(1)	37,778	18,889	18,889	$1.35	January 7, 2026
	25,000	75,000	75,000	$2.54	May 23, 2027

(1)	On April 13, 2018 Mr. Vande Vrede was terminated as the Chief Agricultural Officer and on April 20, 2018 resigned as a member of the Board of Directors.

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Director Compensation

Director Compensation for Fiscal Year 2017

The following table sets forth director compensation for the year ended December 31, 2017:

	Fees
	Earned			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name (1)	($)	($) (4)	($)	($)	($)	($)	($)

Steven Ross (2)	$111,665	$184,473	$52,686	$-	$-	$-	$348,824

Alan Gladstone (3)	$19,792	$-	$74,375	$-	$-	$-	$94,167

______________

(1)

Derek Peterson, Michael Nahass, and Kenneth Vande Vrede are not included in this table as they were executive officers during fiscal 2017, and thus received no compensation for their service as directors. The compensation of Mr. Peterson, Mr. Nahass, and Mr. Vande Vrede as our employees is shown in “Executive Compensation, Summary Compensation Table.”

(2)	Appointed as a director on July 23, 2012.
(3)	Appointed as a director on November 15, 2017.
(4)

For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal 2017 computed in accordance with FASB ASC Topic 718, “Stock Compensation”. The fair value is calculated based on the closing price of the Common Stock on the grant dates.

Narrative to Director Compensation Table

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the previous table. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Steven J. Ross

Mr. Ross earned cash fees for his services as a director in fiscal 2017 in the amount of $111,665. On June 22, 2017, we issued to Mr. Ross 72,727 shares of Common Stock. The price per share was $2.54, as reported on the OTC Market Group, Inc.’s OTCQX tier on June 22, 2017.

On May 24, 2017, we granted Mr. Ross a ten-year option to acquire 50,000 shares of Common Stock at $2.54 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was one-quarter (1/4) vested. On January 8, 2016, we granted Mr. Ross a ten-year option to acquire 53,333 shares of Common Stock at $1.35 per share. The option is in consideration of the services to be rendered, which shall vest and become exercisable with respect to one-twelfth (1/12) each quarter until the option is one hundred percent (100%) vested. As of December 31, 2017, the option was two-thirds (2/3) vested.

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Alan Gladstone

Mr. Gladstone earned cash fees for his services as a director in fiscal 2017 in the amount of $19,792.

On November 15, 2017, we granted Mr. Gladstone a five-year option to acquire 29,167 shares of Common Stock at $3.00 per share. The option is in consideration of the services to be rendered, which was 100% vested upon issuance.

BENEFICIAL OWNERSHIP OF COMMON STOCK AND PREFERRED STOCK

The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 2040 Main Street, Suite 225, Irvine, California 92614.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of the Record Date by the conversion or exercise of shares of Series A Preferred Stock or option awards. These shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Common Stock (1)

Derek Peterson	Common Stock	898,258	(2)	1.24%
Michael A. Nahass	Common Stock	2,292,374	(3)	3.17%
Kenneth Vande Vrede	Common Stock	585,508	(4)	* %
Michael James	Common Stock	879,201	(5)	1.22%
Steven Ross	Common Stock	173,845	(6)	*
Alan Gladstone	Common Stock	242,091	(7)	*
All Directors and Executive Officers as a Group (6 persons)		5,071,277		6.96%

_________________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our Common Stock.

(1)	As of the Record Date, we had a total of 72,189,614 shares of Common Stock issued and outstanding.

(2)

Includes 198,472 shares of Common Stock with respect to which Mr. Peterson has the right to acquire. Mr. Peterson owns Series A Preferred Stock, which is currently convertible into 4 shares of Common Stock and 198,472 vested options to acquire Common Stock. Mr. Peterson disclaims any beneficial ownership interest in the 989,574 shares of Common Stock held by his spouse, Amy Almsteier.

(3)	Includes 186,250 shares of Common Stock underlying vested options.

(5)	Includes 145,833 shares of Common Stock underlying vested options.

(6)	Includes 76,368 shares of Common Stock underlying vested options.

(7)	Includes 50,674 shares of Common Stock underlying vested options.

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The following table sets forth certain information as of the Record Date with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series A Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 2040 Main Street, Suite 225, Irvine, California 92614.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Series A Preferred Stock (1)

Derek Peterson	Series A Preferred Stock	4	50%
Michael A. Nahass	Series A Preferred Stock	-	-
Kenneth Vande Vrede(2) Gro-Rite Garden Center & Florist 30 HillviewRd, Lincoln Park, NJ 07035	Series A Preferred Stock	4	50%
Michael James	Series A Preferred Stock	-	-
Steven Ross	Series A Preferred Stock	-	-
Alan Gladstone	Series A Preferred Stock	-	-
All Directors and Executive Officers as a Group (6 persons)		8	100%

_________________

(1)	As of the Record Date, the Company had a total of eight shares of Series A Preferred Stock issued and outstanding.

(2)	On April 13, 2018 Mr. Vande Vrede was terminated as the Chief Agricultural Officer and on April 20, 2018 resigned as a member of the Board of Directors.

There are no arrangements known to the Company, which may at a subsequent date result in a change-in-control.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires executive officers, directors, and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2017, or with respect to such fiscal year, all Section 16(a) filing requirements were timely met.

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PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum has served as independent registered public accounting firm to the Company since August 14, 2018.

The Board has directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The decision to appoint Marcum as the new registered public accounting firm was approved by the Company’s Audit Committee.

On August 14, 2018 the Company and Macias Gini & O’Connell LL (“MGO”) mutually agreed to terminate the engagement of MGO as the Company’s independent registered public accounting firm. The decision to change registered public accounting firms was approved by the Company’s Audit Committee.

The audit reports by MGO on the financial statements of the Company as of and for the years ended December 31, 2016 and December 31, 2017, did not contain an adverse opinion or disclaimer of opinion, and was not modified or qualified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2017 and through the subsequent interim period through August 14, 2018, there were no (1) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and MGO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGO, would have caused MGO to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such fiscal years, or (2) reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K, except that MGO advised the Company of material weaknesses involving internal controls and procedures related to (i) Risk Assessment; (ii) Control Environment; (iii) Control Activities, (iv) Information and Communications and (v) Monitoring.

The Company engaged Marcum LLP as its registered public accounting firm, effective August 14, 2018. The decision to appoint Marcum as the new registered public accounting firm was approved by the Company’s Audit Committee.

During the Company’s two most recent fiscal years and until not earlier than August 14, 2018, neither the Company nor anyone on its behalf consulted with Marcum with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Although stockholder ratification of this appointment is neither required by law nor binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Marcum as the Company's independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Marcum. Representatives of Marcum will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF MARCUM LLP, AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

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Other Independent Registered Accounting Firm Information

Principal Accounting Fees and Services

The following table presents fees paid or to be paid for professional audit services rendered by MGO for the audit of our annual financial statements and fees billed for other services rendered by MGO for the years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016

Audit Fees (1)	$435,875	$370,000
Audit-Related Fees	6,890	-
Tax Fees	-	-
Other Fees	-	-

Total All Fees	$442,765	$370,000

_____________

(1) Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

The following table presents fees paid or to be paid for professional audit services rendered by other auditors for the audit of our annual financial statements for the year ended December 31, 2015, review of the financial statements for the first three quarters of 2016 and fees billed for other services rendered by other auditors for the year ended December 31, 2017:

	Year Ended December 31,
	2017	2016

Audit Fees (1)	$-	$155,270
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	6,650	-

Total All Fees	$6,650	$155,270

_______________

(1) Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

The following table presents fees paid or to be paid for professional audit services rendered by Benjamin & Young, LLP ("Benjamin & Young"), for the audit of our annual financial statements and fees billed for other services rendered by Benjamin & Young for the year ended December 31, 2015:

	Year Ended December 31,
	2017	2016

Audit Fees (1)	$130,000	$-
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-

Total All Fees	$130,000	$-

________________

(1) Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the SEC within those fiscal years.

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Audit Committee Pre-Approval Policies and Procedures

The Board, or the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is specific to the particular service or category of services and is generally subject to a specific budget. In addition, the Audit Committee has delegated pre-approval authority to its Chairman who, in turn, must report any pre-approval decisions to the Audit Committee at its next scheduled regular meeting. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Board, or the Audit Committee, as applicable, pre-approved all fees for audit and non-audit work performed during fiscal 2017 and 2016.

Prior to November 4, 2015, we did not have an audit committee to oversee the external audit process, which includes approving engagement letters, estimated fees and solely pre-approving all permitted audit and non-audit work performed by other auditors, and, thus, prior to such date, the entire Board oversaw this process.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company must receive by April 19, 2019 any proposal of a stockholder intended to be presented at the 2019 Annual Meeting of Stockholders of the Company (the "2019 Meeting") and to be included in the Company's proxy card, notice of meeting, and proxy statement related to the 2019 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Terra Tech Corp., 2040 Main Street, Suite 225, Irvine, California, 92614, and should be submitted to the attention of Michael Nahass by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act ("Non-Rule 14a-8 Proposals") in connection with the 2019 Meeting must be received by the Company by July 1, 2019 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2019 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after July 1, 2019.

PROXY SOLICITATION AND COSTS

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers, and employees of the Company by personal interview or telephone. Such Directors, officers, and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

STOCKHOLDERS SHARING THE SAME ADDRESS

Under rules of the SEC, to minimize mailing costs we are permitted to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if they appear to be members of the same family. A number of brokerage firms have also instituted this practice with respect to the delivery of documents to stockholders residing at the same address. With this practice, however, each stockholder continues to receive a separate proxy card for voting. Any stockholder affected by this practice who desires to receive multiple copies of annual reports and proxy statements in the future should call 1-619-664-4780.

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OTHER MATTERS

The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ Michael A. Nahass

Michael A. Nahass

Secretary

August 15, 2018

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ADDITION, REGISTERED STOCKHOLDERS CAN CAST THEIR VOTE ELECTRONICALLY AT

HTTP://WWW.westcoaststocktransfer.com/proxy-trtc/.

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TERRA TECH CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCK HOLDERS - on SEPTEMBER 25, 2018 AT 8:30 AM PDT

The undersigned hereby revokes all appointments of proxies previously given and appoints Derek Peterson and Michael A. Nahass (the "Proxies"), or any substitutes appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Common Stock of TERRA TECH CORP. (the "COMPANY") held of record by the undersigned on August 2, 2018, at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held at 2040 Main Street, 1st Floor, Irvine, CA 92614 on September 25, 2018 at 8:30 AM PDT, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares "FOR" in the case of the election of each nominee named in Proposal 1, and "FOR" in the case of Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's proxy tabulator, West Coast Stock Transfer, Inc., or the Company's Corporate Secretary, a written instrument revoking it or a duly executed written or Internet appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

95472-9468

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	http://www. westcoaststocktransfer.com/proxy-trtc/ CONTROL NUMBER:

Go to the above Internet website. Have your proxy card in hand when you access the website. Enter your "Control Number" printed above and then follow the instructions provided to appoint the Proxies and give them directions on how to vote your shares. If you appoint the Proxies by Internet, you need not return a proxy card. You will be appointing the Proxies to vote your shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by Internet only until 11:59 p.m. EDT on September 24, 2018, which is the day before the Annual Meeting date.

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ANNUAL MEETING OF THE STOCKHOLDERS OF TERRA TECH CORP.			ANNUAL MEETING OF THE STOCKHOLDERS OF TERRA TECH CORP.
CONTROL NUMBER: PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS			CONTROL NUMBER:
PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT	Proposal 1
	To elect the four (4) directors nominated by our Board of Directors as set forth in the Proxy Statement:		☐	☐
	Derek Peterson				☐
	Michael A. Nahass				☐
	Steven J. Ross				☐
	Alan Gladstone				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN	Proposal 2
	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

Important Notice Regarding the Availability of Proxy

Materials for the Annual Meeting of Stockholders to be

held September 25, 2018.

The proxy statement and our 2017 Annual Report to

Stockholders are available at

http://www. westcoaststocktransfer.com/proxy-trtc/

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

___________________________________

___________________________________

MPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)

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